                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 DEB SHOPS, INC.
                                 ---------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)     Title of each class of securities to which transaction applies:
       ------------------------------------------------------------

2)     Aggregate number of securities to which transaction applies:
       ------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       ------------------------------------------------------------

4)     Proposed maximum aggregate value of transaction:
       ------------------------------------------------------------

5)     Total fee paid:
       ------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)    Amount previously paid:
      ------------------------------------------------------------

2)    Form, Schedule or Registration Statement no.:
      ------------------------------------------------------------

3)    Filing Party:
      ------------------------------------------------------------

4)    Date Filed:
      ------------------------------------------------------------

                                 DEB SHOPS, INC.

                  9401 Blue Grass Road, Philadelphia, PA 19114
                                 (215) 676-6000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  To be held on
                             Thursday, May 30, 2002
                                  at 10:00 a.m.

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Deb Shops, Inc., a Pennsylvania corporation (the "Company"), will be held on Thursday, May 30, 2002 at 10:00 a.m. at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The purposes of the meeting are to:

         1. Elect six directors to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors;

         2. Approve the Deb Shops, Inc. Incentive Stock Option Plan, As Amended and Restated Effective January 1, 2002; and

         3. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Information concerning such matters is set forth in the following Proxy Statement.

         April 10, 2002 is the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

         The accompanying form of Proxy is solicited by the Board of Directors of the Company. Even if you are planning to attend the Annual Meeting in person, please complete, date, sign and return the enclosed Proxy.

                By Order of the Board of Directors of the Company


WARREN WEINER, Secretary                    MARVIN ROUNICK, President

Dated:  May 10, 2002

                                 DEB SHOPS, INC.

                  9401 Blue Grass Road, Philadelphia, PA 19114

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                  MAY 30, 2002

                           --------------------------


         This Proxy Statement is submitted with the attached Notice (the "Notice") of Annual Meeting of Shareholders of Deb Shops, Inc. (the "Company") to be held on Thursday, May 30, 2002 at 10:00 a.m., at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The form of Proxy is enclosed. This Proxy Statement is first being sent or given to shareholders of the Company on or about May 10, 2002.

         The Board of Directors of the Company does not intend to bring any matter before the Annual Meeting except as specifically indicated in the attached Notice and does not know of anyone else who intends to do so. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed Proxy, or their duly constituted substitutes, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

                              REVOCABILITY OF PROXY

         A Proxy executed in the form enclosed may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                         PERSONS MAKING THE SOLICITATION

         The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or of its subsidiaries, none of whom will receive additional compensation in connection with such solicitation. The expense of the solicitation of Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of the Company's common stock, $0.01 par value per share ("Common Stock"), held by them, and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The holders of record of the Common Stock of the Company at the close of business on April 10, 2002 (the "Record Date") will be entitled to notice of and to vote on all matters presented for vote at the Annual Meeting. At the close of business on April 10, 2002, the total number of outstanding shares of Common Stock was 13,634,900. Each share of Common Stock will be entitled to one vote on all business to come before the Annual Meeting on which a vote is taken. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of April 10, 2002, regarding the shares of each class of equity securities of the Company owned by (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director, (iii) the chief executive officer and each of the four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group.

                                                 Amount and
                                                  Nature of
Name and Address of                               Beneficial                                          Percent
Beneficial Owner(1)                               Ownership                  Title of Class           of Class
-------------------                               ---------                  --------------           --------
Marvin Rounick(2)                              3,833,756(3)                  Common Stock                28.1%
9401 Blue Grass Road                                 230                     Non-Voting Series A         50.0%
Philadelphia, PA 19114                                                       Preferred Stock

Judy Rounick                                     693,736(4)                  Common Stock                 5.1%
9401 Blue Grass Road
Philadelphia, PA 19114

Warren Weiner                                  2,700,464(5)                  Common Stock                19.8%
9401 Blue Grass Road                                 230                     Non-Voting Series A         50.0%
Philadelphia, PA 19114                                                       Preferred Stock

Penny Weiner                                   1,516,438(6)                  Common Stock                11.1%
9401 Blue Grass Road
Philadelphia, PA 19114

Barry H. Frank                                 1,628,982(7)                  Common Stock                11.9%
1735 Market Street
Philadelphia, PA 19103-7598

Robert Shein                                   1,629,732(7)(8)               Common Stock                12.0%
896 Roscommon Road
Bryn Mawr, PA 19010

Jack A. Rounick(2)                             1,003,284(9)                  Common Stock                 7.4%
3 Penn Court
325 Swede Street
Norristown, PA 19404

Stuart H. Savett                                 751,000(10)                 Common Stock                 5.5%
404 Spring Garden Lane
West Conshohocken, PA  19428

Barry H. Feinberg                                     -0-                    Common Stock                -0-

Ivan Inerfeld                                         -0-                    Common Stock                -0-

Allan Laufgraben                                 129,900(11)                 Common Stock             Less than 1%

Barry Vesotsky                                    25,000                     Common Stock             Less than 1%

Lewis Lyons                                       30,400                     Common Stock             Less than 1%

All Directors and                              9,380,606(11)(12)             Common Stock                68.6%
Officers as a Group                                  460                     Non-Voting Series A        100.0%
(12 persons)                                                                 Preferred Stock

                                                   [footnotes on following page]

---------------

(1) Addresses are included for beneficial owners of more than 5% of the Common Stock of the Company.

(2)      Marvin Rounick and Jack A. Rounick are brothers.

(3) Marvin Rounick has sole voting and dispositive power with respect to 3,140,020 shares of Common Stock (23.0% of the class), and shared voting and dispositive power with Judy Rounick, his wife, with respect to the remaining 693,736 shares of Common Stock (5.1% of the class). See note (4) below. The foregoing table does not include 750,000 shares of Common Stock (5.5% of the class) held by a trust of which Mr. Rounick is the sole beneficiary, but as to which neither Mr. nor Mrs. Rounick has voting or dispositive power. See notes (9) and (10) below.

(4) Judy Rounick has shared voting and dispositive power with Marvin Rounick, her husband, with respect to these shares. See note (3) above.

(5) Warren Weiner has sole voting and dispositive power with respect to 1,147,766 shares of Common Stock (8.4% of the class) and shared voting and dispositive power with Penny Weiner, his wife, with respect to 1,516,238 shares of Common Stock (11.1% of the class). See note (6) below. The table also includes 25,000 shares of Common Stock held by trusts for the benefit of Mr. Weiner's nephew and nieces, as to which Mr. Weiner has sole voting and dispositive power as trustee, and 200 shares of Common Stock held by a trust for the benefit of Mr. Weiner's granddaughter, as to which Mr. and Mrs. Weiner share voting and dispositive power as trustees. The foregoing table does not include 605,504 shares of Common Stock (4.4% of the class) held by a trust of which Mr. Weiner is the sole beneficiary, or 1,023,478 shares of Common Stock (7.5% of the class) held by a trust of which Mrs. Weiner is the sole beneficiary, but as to which neither Mr. nor Mrs. Weiner has voting or dispositive power. See note (7) below. The table includes 11,260 shares of Common Stock to which Mr. Weiner may become entitled under the Company's 401(k) Plan.

(6) Penny Weiner has shared voting and dispositive power with Warren Weiner, her husband, with respect to these shares. See note (5) above.

(7) Includes 1,628,982 shares held by trusts for the benefit of Mr. or Mrs. Warren Weiner, of which Messrs. Frank and Shein share voting and dispositive power as co-trustees. Messrs. Frank and Shein disclaim beneficial ownership of these shares.

(8) Includes 750 shares held by a child of Mr. Shein as to which he disclaims beneficial ownership.

(9) Jack A. Rounick has sole voting and dispositive power with respect to 45,434 shares of Common Stock. Mr. Rounick also has shared voting and dispositive power, with Noreen Rounick, his wife, with respect to 207,850 shares of Common Stock (1.5% of the class). The table also includes 750,000 shares of Common Stock (5.5% of the class) held by a trust for the benefit of Marvin Rounick, in which Jack Rounick shares voting and dispositive power as a co-trustee with Stuart Savett; Mr. Rounick disclaims beneficial ownership of these shares.

(10) Includes 750,000 shares of Common Stock (5.5% of the class) held by a trust for the benefit of Marvin Rounick, in which Mr. Savett shares voting and dispositive power as a co-trustee with Jack A. Rounick; Mr. Savett disclaims beneficial ownership of such shares.

(11) Beneficial ownership has been determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore, includes shares of Common Stock covered by options granted to officers pursuant to the Deb Shops, Inc. Incentive Stock Option Plan, As Amended and Restated Effective January 1, 2002 (the "Stock Option Plan") which are currently exercisable or exercisable within 60 days of April 10, 2002 as follows: Mr. Laufgraben - 50,000; all Directors and Executive Officers as a group (12 persons) - 50,000.

(12)     See prior footnotes.

                              ELECTION OF DIRECTORS

         Six directors will be elected to hold office subject to the provisions of the Company's By-Laws until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

         The following table sets forth the name, age, position with the Company and respective service dates of each person who has been nominated to be a director of the Company.

                                                                                                        Director
Name                                       Age                    Position with the Company              Since
----                                       ---                    -------------------------             --------
Marvin Rounick                             62                Director, President and Chief Executive
                                                             Officer                                       1973

Warren Weiner                              58                Director, Executive Vice President,
                                                             Secretary and Treasurer                       1973

Jack A. Rounick                            66                Director, Assistant Secretary                 1973

Barry H. Feinberg                          56                Director                                      1989

Barry H. Frank                             63                Director                                      1989

Ivan Inerfeld                              61                Director                                      2000

Marvin Rounick and Jack A. Rounick are brothers.

         A plurality of the votes cast by all shareholders entitled to vote with respect to the election of directors at the Annual Meeting is required for the election of directors. Shareholders may vote "FOR" or "AUTHORITY WITHHELD" with respect to the election of the entire slate of directors by marking the proper box on the enclosed form of Proxy, or may vote "AUTHORITY WITHHELD" with respect to any one or more nominees by marking the proper box and writing out the names of such nominees on the Proxy, as instructed therein. Abstentions and broker non-votes will have the same effect as votes of "AUTHORITY WITHHELD" in the case of the election of directors. Upon the execution and return of the enclosed form of Proxy, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted "FOR" the above nominees in the election of directors.

                       MANAGEMENT RECOMMENDS VOTING "FOR"
                        THE ABOVE NOMINEES FOR DIRECTOR.

Principal Occupations of the Nominees to be Directors

         Marvin Rounick has been employed by the Company since 1961. Since 1979, he has served as the President and Chief Executive Officer.

         Warren Weiner was employed by the Company from 1965 until 1975. He rejoined the Company in January 1982 as Executive Vice President, Secretary and Treasurer.

         Jack A. Rounick is an Assistant Secretary of the Company. Since November 1997, he has been counsel to the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, Philadelphia, Pennsylvania, which provides legal services to the Company. From October 1995 to November 1997, he was engaged in the private practice of law in Norristown, Pennsylvania.

         Barry H. Feinberg has been, since February 1, 2002, President and Chief Executive Officer of Consolidated Vision Group, Inc., Pennsauken, New Jersey, a retailer of optical products, and since January 1992, President of The Feinberg Group or its predecessor firms, Philadelphia, Pennsylvania, a marketing company. From July 1992 to October 1993, Mr. Feinberg was President of Nationwide Automotive, Inc., a retailer of automotive parts. Since 1991, Mr. Feinberg also has been an Adjunct Professor of Marketing at the Wharton School, University of Pennsylvania. Mr. Feinberg is also a director of Hippo Graphics, Inc., a company with a class of securities registered under the Exchange Act.

         Barry H. Frank was a partner in the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, Philadelphia, Pennsylvania ("Mesirov Gelman"), from 1987 until 2000 when it merged with the law firm of Schnader Harrison Segal & Lewis LLP, Philadelphia, Pennsylvania ("Schnader Harrison"). Since this merger, Mr. Frank has been a partner in Schnader Harrison, which provides legal services to the Company.

         Ivan Inerfeld has been, since June 1999, the Chairman of Interactive Enterprise Limited, Dublin, Ireland and Bryn Mawr, Pennsylvania, a broadband infrastructure company, as well as a self-employed consultant and private investor. From October 1997 to May 1999, Mr. Inerfeld was Managing Director of Cross Atlantic Technology Fund, Radnor, Pennsylvania, a venture capital group. From July 1996 to September 1997, Mr. Inerfeld was the Chairman and Chief Executive Officer of VerticalNet, Inc., Horsham, Pennsylvania, a business-to-business Internet content and commerce company, as well as a principal of Internet Capital Group, L.L.C., Wayne, Pennsylvania, a venture capital fund. Prior to July 1996, Mr. Inerfeld was a self-employed consultant, in Bryn Mawr, Pennsylvania, working in the fields of mergers, acquisitions and finance.

Meetings of the Board of Directors and Committees

         The Board of Directors holds formal meetings and also discusses matters on an informal basis. The Board held one meeting during the fiscal year ended January 31, 2002 and acted by written consent 14 times during the year. The Company has no nominating committee. However, the Board has established an Audit Committee, a Stock Option Committee, a Compensation Committee and a 401(k) Plan Committee. Each director attended all meetings of the Board and of the Committees on which he served, except Ivan Inerfeld who attended all but one meeting of the Audit Committee.

         The Audit Committee consists of Barry H. Feinberg, Barry H. Frank and Ivan Inerfeld. The principal purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to management's conduct of the Company's financial reporting process, and financial statements, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. The Audit Committee held five meetings during the last fiscal year.

         The Stock Option Committee, consisting of Marvin Rounick, Warren Weiner and Jack A. Rounick, is responsible for grants of options under the Stock Option Plan to employees other than persons who are "covered employees," as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended ("Covered Employees"). The Stock Option Committee held no meetings during the last fiscal year.

         The Compensation Committee consists of Barry H. Feinberg, Barry H. Frank and Ivan Inerfeld, each of whom is a "non-employee director" as defined under Rule 16b-3(b)(3) of the Securities and Exchange Act of 1934 and an "outside director" as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended. The function of the Compensation Committee is to consider and make recommendations to the Board of Directors, at its request, with respect to appropriate levels of compensation for the President, Executive Vice President, and other officers and employees of the Company. The Compensation Committee is responsible for grants of options under the Stock Option Plan to Covered Employees. The Company's Covered Employees currently are Marvin Rounick, Warren Weiner, Allan Laufgraben, Barry Vesotsky and Lewis Lyons. The Compensation Committee held no meetings during the last fiscal year.

         The 401(k) Plan Committee, consisting of Marvin Rounick, Warren Weiner and Stanley A. Uhr, Esq., administers the Company's 401(k) Plan. The 401(k) Plan Committee held one meeting during the last fiscal year.

         Directors of the Company, other than Directors who are also employees of the Company, receive $1,000 for each meeting of the Board of Directors and Committees of the Board attended, plus expenses.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee consists of Barry H. Feinberg, Barry H. Frank and Ivan Inerfeld.

         Barry H. Frank, a member of the Compensation Committee of the Company, was during the last fiscal year, a partner in the law firm of Schnader Harrison, which provided legal services to the Company during the last fiscal year.

         PROPOSAL TO APPROVE THE DEB SHOPS, INC. INCENTIVE STOCK OPTION
            PLAN, AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002

Introduction

         Effective January 1, 2002, the Board of Directors of the Company (the "Board") amended and restated the Amended and Restated DEB Shops, Inc. 1995 Incentive Stock Option Plan and such plan, as amended and restated, is referred to as the Deb Shops, Inc. Incentive Stock Option Plan, As Amended and Restated Effective January 1, 2002 (the "Stock Option Plan"). Under the Stock Option Plan, certain individuals are eligible to receive Incentive Stock Options ("ISOs") as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Non-qualified Stock Options ("NQSOs") (collectively ISOs and NQSOs are referred to as "Options") to purchase shares of the Company's Common Stock ("Shares") within limitations of the Stock Option Plan. The Stock Option Plan amends the Company's stock option plan as previously in effect in the following material respects:

         o increases the number of Shares that may be delivered under the Stock Option Plan from 2,000,000 to 3,000,000;

         o extends the term of the Stock Option Plan by permitting ISOs to be awarded until December 31, 2011 and by allowing the Stock Option Plan otherwise to continue until it is terminated by the Board;

         o limits the amount of Options any one person may receive during any one calendar year to 500,000; and

         o gives the Committees (as defined below) discretion with respect to the treatment of Options upon a merger, liquidation or similar event involving the Company.

Purposes of the Amendments

         The Board believes that the increase of the number of Shares that may be delivered under the Stock Option Plan and the extension of the term of the Stock Option Plan will enable the Company to attract, retain, and motivate individuals of exceptional talent upon whom the Company's sustained growth and financial success depend. The limitation on the number of Options any one person may receive during any one calendar year was added to the Stock Option Plan in order to permit grants of stock options that will constitute "performance-based compensation" as that term is used for purposes of Section 162(m) of the Code. The provision giving the Committees discretion with respect to the treatment of Options upon a merger, liquidation or similar events assures that the Committees have discretion in these events to further the interests of the Company.

Summary of the Stock Option Plan

         The following is a summary of the material terms of the Stock Option Plan.

Purpose
-------
         The purpose of the Stock Option Plan is to provide favorable opportunities for certain select key employees and non-employee directors of the Company to purchase Shares, thereby encouraging them to acquire proprietary interests in the Shares. Further, on account of the Stock Option Plan, such key employees and non-employee directors should have an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders. The availability and offering of stock options under the Stock Option Plan supports and increases the Company's possibility to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. The Stock Option Plan is also intended to permit grants of stock options that will constitute "performance-based compensation" as that term is used for purposes of Code Section 162(m), at the discretion of the Committee.

Administration
--------------

         The Stock Option Plan is administered by the Company's Stock Option Committee, Compensation Committee and the Board (each a "Committee" and, collectively, the "Committees"). The Stock Option Committee is responsible for grants of Options to employees other than persons who are "covered employees," as that term is defined in Section 162(m) of the Code ("Covered Employees"). The Compensation Committee is responsible for grants of Options to Covered Employees. The Board is responsible for grants of Options to non-employee directors. The applicable Committee determines the recipients of Options and the time at which Options are granted, and sets forth the terms and conditions subject to each Option granted under the Stock Option Plan. The applicable Committee, as to the Options it is responsible for granting, has full power to interpret the provisions of the Stock Option Plan, to adopt rules and regulations relating to the Stock Option Plan, and to make all of the determinations necessary for the Stock Option Plan's administration.

Eligibility
-----------

         The applicable Committee may grant Options to the Company's employees, including officers of the Company, who perform services of special importance to the Company and to any member of the Board, whether or not such member is an employee of the Company; provided, however, that ISOs may only be granted to employees of the Company. Grants will be within the discretion of the applicable Committee; therefore, it is impossible to predict to whom the Options will be granted or the amount of Options granted. As of the date of this Proxy Statement, approximately 48 employees and four non-employee directors have participated in the Stock Option Plan. No determination has been made as to the number of employees who will participate in the Stock Option Plan in the future.

Effective Date and Term of Stock Option Plan
--------------------------------------------

         The Stock Option Plan, as amended and restated, became effective January 1, 2002, subject to the approval by the shareholders of the Company. The Stock Option Plan will continue until it is terminated by the Board; provided, however, that no ISOs may be awarded under the Stock Option Plan after December 31, 2011.

Shares Subject to the Stock Option Plan
---------------------------------------

         Pursuant to the Stock Option Plan, as amended and restated, the maximum aggregate number of Shares that may be delivered for all purposes under the Stock Option Plan is 3,000,000, subject to adjustment as described below. As of the date of this Proxy Statement, Options for the purchase of 1,426,500 Shares were granted and unexercised, and 728,500 Shares were available for future grants of Options. Options granted and unexercised includes 225,000 Options granted to Marvin Rounick, 225,000 Options granted to Warren Weiner, 250,000 Options granted to Allan Laufgraben, 125,000 Options granted to Barry Vestosky and 45,000 Options granted to Lewis Lyons, each of which grants was made after the Company's fiscal year ended January 31, 2002. If any Option expires or terminates without having been exercised in full, the unpurchased Shares covered by such Option will be available for future grant.

Summary of Terms of Options
---------------------------

         A. Nature of Options. An Option is an award entitling the holder to purchase a specified number of Shares at a specified exercise price. Both ISOs and NQSOs may be granted under the Stock Option Plan. ISOs may be awarded to any employee of the Company, including employees who serve as members of the Board. NQSOs may be awarded to any employee of the Company or member of the Board, including non-employee Board members.

         B. Exercise Price. The exercise price of each Option will be determined by the applicable Committee. The exercise price will not be less than 100% of the fair market value of a Share at the date that the Option is granted; provided, that the exercise price of each ISO granted to an owner of more than 10% of the Company's Common Stock (a "10% Owner"), will not be less than 110% of the fair market value of a Share at the date of the grant.

         C. Duration of Options. In no case will an Option be exercisable more than ten years from the date the Option was granted; provided, however, that an ISO that is granted to a 10% Owner will expire no later than five years from the date such ISO was granted.

         D. Exercise of Options and Conditions; Expiration. Options will become exercisable at such time or times, and on and subject to such conditions, as the applicable Committee may specify. No Option may be exercised prior to the 366th day after such Option was granted. Unless the applicable Committee determines otherwise, if an employee or non-employee member of the Board who has been granted Options under the Stock Option Plan (an "Optionee") ceases to be employed by the Company or ceases to serve as a member of the Board while he or she is holding one or more Options, each such Option shall expire at the earlier of (i) the expiration of the term of the Option, (ii) up to three months after termination due to discharge without cause, retirement or death, (iii) one year after termination due to permanent and total disability, or (iv) if due to any other reasons, the date which is coincident with the date of termination.

         E. Payment for and Delivery of Stock. Full payment for shares acquired pursuant to the exercise of options will be made at the time of exercise of the Option. Payment of the purchase price will be made in cash, check, bank draft or money payable to the Company or in such other form as the applicable Committee may approve, including, without limitation, delivery of Shares.

         F. Transferability. Options are not assignable or transferable except by will or by the laws of descent and distribution.

         G. Annual Grants. No person will receive Options during any one calendar year for more than 500,000 Shares, as adjusted below.

Adjustment to Outstanding Options and to Shares Subject to the Stock Option Plan
--------------------------------------------------------------------------------

         In the event that the Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of a merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of the outstanding Shares is increased through a stock split or payment of a stock dividend, then, an appropriate adjustment will be made to the number and kind of stock available for Option grants under the Stock Option Plan and to the stock subject to outstanding Options. In addition, an appropriate adjustment will also be made to the exercise price for shares subject to outstanding Options.

Corporate Changes
-----------------

         Except as the applicable Committee may provide in connection with the initial grant of an Option (or as may otherwise be agreed in writing by the Company and an Optionee subsequent to the initial grant of an Option):

                  (1) A dissolution or liquidation of the Company will cause each outstanding ISO or NQSO to terminate.

                  (2) In the event of a merger or consolidation in which the Company is not the surviving corporation, each outstanding ISO and NQSO will terminate.

Amendments and Termination
--------------------------

         The Board, without further approval of the Shareholders, may at any time, suspend or terminate the Stock Option Plan, in whole or in part, or amend it, in such respects as the Board may deem appropriate and in the best interest of the Company, except that no amendment, suspension or termination of the Stock Option Plan will in any manner affect any outstanding ISO or NQSO without the consent of the Optionee. Further, unless approved by the shareholders of the Company in the manner required by state law within 12 months before or after the amendment, no amendment may:

         (1) materially increase the benefits accruing to an Optionee under the Stock Option Plan;

         (2) except for anti-dilution adjustments (as described generally above), increase the maximum number of Shares issuable or that may be subject to Options granted to any individual employee during any one calendar year;

         (3) change the class of persons eligible to receive an ISO or otherwise materially modify the requirements of Stock Option Plan eligibility;

         (4) reduce the price of an Option as specified by the Committee;

         (5) extend the period for granting ISOs; or

         (6) otherwise require the approval of Shareholders in order to maintain the exemption available under Rule 16b-3 of the Securities Exchange Act of 1934.

Certain Federal Income Tax Consequences of the Stock Option Plan

         The Stock Option Plan is not subject to the provisions of Section 401(a) of the Code.

         A. Incentive Stock Options.

                  An Optionee generally does not realize taxable income upon the grant or exercise of an ISO under the Stock Option Plan.

                  If an Optionee does not dispose of Shares received upon exercise of an ISO for at least two years from the date of grant; and one year from the date of exercise, then upon sale of the Shares, any amount realized in excess of the exercise price is taxed as long-term capital gain; and any loss sustained will be a long-term capital loss.

                  If the Optionee has held Shares for more than 12 months, capital gains are subject to a maximum federal income tax rate of 20%. Otherwise, capital gains are subject to the same tax rates as are applicable to other income.

                  The exercise of an ISO gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the Optionee. Specifically, in computing alternative minimum taxable income for the year in which the Optionee exercises the ISO, he or she must include the amount by which the fair market value of a share at the time of exercise exceeds the option exercise price. Currently, the maximum alternative minimum tax rate is 28%. If an Optionee pays alternative minimum tax with respect to the exercise of an ISO, he or she may be able to use the amount of tax paid as a credit against regular tax liability in subsequent years. The Optionee's basis in the shares for purposes of the alternative minimum tax will also be adjusted when income from a disposition of the shares is included in alternative minimum taxable income.

                  If the Optionee disposes of Shares acquired by exercise of an ISO before the end of the one and two-year holding periods described above, he or she has made a disqualifying disposition. If an Optionee makes a disqualifying disposition, he or she realizes ordinary income in the year of the disposition generally to the extent that the lesser of the fair market value of the Shares on the date the Option was exercised or the fair market value at the time of the disqualifying disposition exceeds the exercise price. Any amount realized upon a disqualifying disposition in excess of the fair market value of the Shares on the date of exercise generally will be treated as either short-term or long-term capital gain, depending upon how long the Optionee holds the Shares. If an Optionee uses Shares that he or she acquires upon exercise of an ISO to pay the exercise price of another Option prior to the end of the holding period for the Shares, the disposition will be a disqualifying disposition.

                  The Company cannot take a deduction for federal income tax purposes at the time of the grant or exercise of an ISO. At the time of a disqualifying disposition by a Optionee, the Company generally will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the Optionee as ordinary income in connection with the disqualifying disposition. The Company is only entitled to the deduction, however, to the extent the amount includable in the Optionee's income as ordinary compensation income by reason of the disqualifying disposition constitutes reasonable compensation.

         B. Non-qualified Stock Options.

                  The grant of a NQSO under the Stock Option Plan will not generally be subject to federal income tax. Upon exercise, however, the Optionee generally will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Shares on the date of exercise. Gain or loss on the subsequent sale of Shares received on exercise of a NQSO generally will be either short-term or long-term capital gain or loss, depending upon the amount realized on the sale and how long the Optionee holds the Shares.

                  Upon exercise of a NQSO, the Company will be entitled to a compensation deduction for federal income tax purposes in the year and in the same amount as the Optionee recognizes and includes in his or her ordinary income, subject to applicable limitations on deductibility. The Company is responsible for withholding of federal income and wage taxes on this amount. In general, under Section 162(m) of the Code, the Company may not take a deduction for remuneration it pays during any taxable year to its chief executive officer or any of the four next most highly compensated executive officers in excess of $1,000,000 (the "million dollar cap"). Under the Stock Option Plan, however, income recognized on the exercise of NQSOs which have been granted with an exercise price of at least fair market value as of the date granted and which have been granted by an administrative committee consisting exclusively of two or more members of the Board who qualify as "outside" directors under the million dollar cap regulations, may be exempt from these limitations by reason of such income qualifying as "performance-based compensation" as that term is used in the relevant provisions of the Code and Treasury Regulations.

Shareholder Approval

                  The amendment to the Stock Option Plan is being submitted to the shareholders of the Company in compliance with certain rules of the National Association of Securities Dealers Automated Quotation System. Affirmative votes constituting a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting will be required to approve the adoption of the Stock Option Plan, as amended and restated. Shareholders may vote "FOR," "AGAINST" or to "ABSTAIN" with respect to adoption of the Stock Option Plan by marking the proper box on the enclosed form of Proxy. For voting purposes, only shares voted either "FOR" or "AGAINST" adoption of the Stock Option Plan, and neither abstentions nor broker non-votes, will be counted as votes in determining whether or not the Stock Option Plan is adopted. As a consequence, abstentions and broker non-votes will have no effect on the vote to adopt the Stock Option Plan. Upon the execution and return of the enclosed form of Proxy, the shares represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted "FOR" the adoption of the Stock Option Plan. In the event the Stock Option Plan is not adopted, as amended and restated, the Stock Option Plan will remain in full force and effect as it was in effect prior to being amended and restated, and any Options granted that are inconsistent with the Stock Option Plan as it was previously in effect would be null and void.


               MANAGEMENT RECOMMENDS VOTING "FOR" ADOPTION OF THE
           DEB SHOPS, INC. INCENTIVE STOCK OPTION PLAN, AS AMENDED AND
                       RESTATED EFFECTIVE JANUARY 1, 2002

                    COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
                               SHAREHOLDER RETURNS

         The following graph compares the cumulative total shareholder return for the last five fiscal years for the Company's Common Stock to the cumulative total returns of (i) The Nasdaq Stock Market (US Companies) and (ii) the Dow Jones Retailers --- Specialty- Apparel Index.

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                     Legend

                                                                                     Fiscal Year Ended
                                                          --------------------------------------------------------------------------
Symbol    Index Description                               01/31/97     01/31/98     01/31/99     01/31/00     01/31/01     01/31/02
------    -----------------                               --------     --------     --------     --------     --------     ---------
-| |-     DEB SHOPS, INC.                                   100          139          259          360          378          642

- ^ -     Nasdaq Stock Market (US Companies)                100          118          185          289          202          143

- o -     Dow Jones Retailers - Specialty Apparel Index     100          159          268          241          281          231

Notes

A. The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the fiscal year does not end on a trading day, the preceding trading day is used.
D.  The index level for all series was set to 100.0 on 01/31/97.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

         The following information is furnished for the fiscal years ended January 31, 2002, 2001 and 2000, with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the last fiscal year whose salary and bonus exceeded $100,000. The Summary Compensation Table includes amounts deferred at the officer's election.

                           Summary Compensation Table

                                                                           Long Term Compensation
                                                                 ------------------------------------------
                                    Annual Compensation                  Awards               Payouts
                             ------------------------------------   ------------------------ ---------
                                                                               Number of
                   Fiscal                                Other                   Shares
    Name and        Year                                 Annual    Restricted  Underlying
    Principal       Ended                            Compensation     Stock     Options/     LTIP      All Other
    Position        1/31      Salary       Bonus          (1)       Award(s)      SARS      Payouts   Compensation
----------------   -------   --------      ------    ------------  ----------  ----------   --------  ------------
Marvin Rounick      2002     $406,358        --           --           --           --        --           --
 President and      2001     $407,705        --           --           --           --        --           --
 Chief Executive    2000     $406,358        --           --           --           --        --           --
 Officer

Warren Weiner       2002     $298,610        --           --           --           --        --         $3,000(2)
 Executive Vice     2001     $299,620        --           --           --           --        --         $3,400
 President,         2000     $298,610        --           --           --           --        --         $4,000
 Secretary, and
 Treasurer

Allan Laufgraben    2002     $326,250     $371,931        --           --          --         --         $3,000(2)
 Senior Vice-       2001     $327,500        --           --           --          --         --         $3,400
 President,         2000     $326,250     $300,000        --           --          --         --         $4,000
 Merchandising

Barry Vesotsky      2002     $200,769     $185,965        --           --          --         --         $3,000(2)
 Vice President,    2001     $201,539        --           --           --          --         --         $3,329
 Merchandising      2000     $204,615     $150,000        --           --          --         --         $4,000

Lewis Lyons         2002     $148,937        --           --           --          --         --         $3,071(2)
 Vice President,    2001     $133,900        --           --           --          --         --         $2,044
 Finance, Chief     2000     $117,600        --           --           --          --         --         $2,695
 Financial Officer,
 and Assistant
 Secretary

--------------------

(1) The named executive officers received various personal benefits, the total value of which did not exceed for any fiscal year as to any such person the lesser of $50,000 or 10% of his annual salary and bonus.

(2) Consists of Company contributions to the Company's 401(k) Plan for the account of the named executive subject to vesting by lapse of time.

Grant of Stock Options

         The Company granted no stock options to its named executive officers during the fiscal year ended January 31, 2002.

Exercise of Stock Options

         The following table sets forth information regarding the exercise of stock options by each of the named executive officers of the Company during the fiscal year ended January 31, 2002, as well as the value of any unexercised options:

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                             Total Number of Shares              Value of Unexercised
                                                             Underlying Unexercised              In-the-Money Options
                           Shares                         Options at Fiscal Year End              at Fiscal Year End (1)
                          Acquired         Value          ---------------------------     ------------------------------
        Name             On Exercise      Realized         Exercisable Unexercisable           Exercisable Unexercisable
----------------------- -------------- --------------- ----------------- ----------------- ---------------- -----------------
Marvin Rounick               --              --               --                --               --                --
Warren Weiner                --              --               --                --               --                --
Allan Laufgraben           50,000         $512,000          50,000              --            $987,500             --
Barry Vesotsky             50,000         $700,000            --                --               --                --
Lewis Lyons                15,000         $273,750            --                --               --                --

--------------
(1) Options are In-the-Money at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise price of the option.

Employment Contracts

         Allan Laufgraben has a written agreement with the Company which provides that Mr. Laufgraben will serve as the Company's Senior Vice President-Merchandising, will be paid a base salary of $400,000 per year with respect to fiscal years ending January 31, 2003, 2004 and 2005 and $450,000 per year with respect to fiscal years ending January 31, 2006 and 2007, and will be entitled to receive a bonus with respect to all fiscal years equal to four percent of the increase in earnings before interest and taxes on a consolidated basis of the Company's apparel business (excluding Tops 'N Bottoms) for such fiscal year over the corresponding amount for the preceding fiscal year. Mr. Laufgraben was also awarded the option to purchase up to 250,000 shares of the Common Stock of the Company pursuant to the agreement.

         Barry Vesotsky has a written agreement with the Company which provides that Mr. Vesotsky will serve as the Company's Vice President-Merchandising, will be paid a base salary of $250,000 per year with respect to fiscal years ending January 31, 2003, 2004 and 2005 and $275,000 per year with respect to fiscal years ending January 31, 2006 and 2007, and will be entitled to receive a bonus with respect to all fiscal years equal to two percent of the increase in earnings before interest and taxes on a consolidated basis of the Company's apparel business (excluding Tops 'N Bottoms) for such fiscal year over the corresponding amount for the preceding fiscal year. Mr. Vesotsky has also been awarded an option to purchase up to 125,000 shares of the Common Stock of the Company pursuant to the agreement.

Report on Executive Compensation

         The compensation of the President and Executive Vice President is set by the Board of Directors. The cash compensation of the other executive officers is set by the President, as authorized by the Board of Directors. The Stock Option Committee is responsible for awards of stock options under the Stock Option Plan to all employees other than Covered Employees. The Compensation Committee is responsible for awards of stock options under the Stock Option Plan to Covered Employees.

         In the Company's fiscal year ended January 31, 2002, the Board of Directors compensated the President and the Executive Vice President on the basis of fixed salaries, supplemented by various perquisites which are included as "salary" in the Summary Compensation Table above and as described below. The cash compensation is considered by the Board to be appropriate for those positions, irrespective of the Company's performance. The cash compensation of those officers has not, therefore, increased materially in years of above-average Company performance and has not decreased materially in years of below-average performance. The President and the Executive Vice President, alone or together with spouses and various trusts and partnerships for family members, are principal shareholders of the Company. As such, neither the President nor the Executive Vice President have traditionally received incentive compensation in addition to, or as part of, their regular compensation. However, in light of the Company's recent strong performance, the Compensation Committee has determined that the President and the Executive Vice President should receive grants of options under the Stock Option Plan and have already granted each of them options as described above under "Proposal to Approve the Deb Shops, Inc. Incentive Stock Option Plan, As Amended and Restated Effective January 1, 2002 - Summary of the Stock Option Plan - Shares Subject to the Stock Option Plan."

         The salaries, bonuses and benefits paid to Mr. Laufgraben and Mr. Vesotsky are and will be governed by the terms of their employment agreements with the Company. See "Executive Compensation-Employment Contracts" set forth above in this Proxy Statement. The other executive officers of the Company are principally compensated through fixed salaries and, in some cases, grants of options under the Stock Option Plan.

         The foregoing report is submitted by the Board of Directors: Barry H. Feinberg, Barry H. Frank, Ivan Inerfeld, Jack Rounick, Marvin Rounick and Warren Weiner.

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors is composed of three independent directors, in accordance with Section 4200(a)(14) of the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

         The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2002 with management and the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

         The Audit Committee has received the written disclosures and the letter from the Company's independent auditors, Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors the independent auditors' independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2002 for filing with the Securities and Exchange Commission.

         The foregoing report is submitted by the Audit Committee: Barry H. Feinberg, Barry H. Frank and Ivan Inerfeld.

                          TRANSACTIONS WITH MANAGEMENT
                       AND CERTAIN BUSINESS RELATIONSHIPS

         The Company leases its warehouse and office facility (the "Facility") totaling approximately 280,000 square feet pursuant to a twenty year lease dated and effective June 15, 1982, as amended (the "Lease"), from the Blue Grass Partnership ("Lessor"). The partners of the Lessor are Marvin Rounick, Director, President and Chief Executive Officer of the Company, Warren Weiner, Director, Executive Vice President, Secretary and Treasurer of the Company, Jack A. Rounick, Director and Assistant Secretary of the Company, and their respective spouses. Under the terms of the Lease, the Company must pay all maintenance, repairs, insurance, utilities, taxes, improvements and modifications to the Facility. On January 3, 1999, the Lease was amended to extend the term for an additional five years. During the fiscal year ended January 31, 2002, the Company accrued and paid rent of $550,000 under the Lease.

         The Company believes that the terms of the Lease are fair, reasonable and consistent with the terms that would have been available to the Company if made with unaffiliated parties.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on a review of copies of Forms 3, 4 and 5 furnished to the Company under Section 16(a) of the Exchange Act or written representations from persons required to furnish to the Company copies of such Forms 3, 4 and 5 if filed with the Securities and Exchange Commission, the Company has determined that its directors, officers and more than 10% shareholders filed when due all reports required by Section 16(a) of the Exchange Act during the fiscal year ended January 31, 2002.

                     RELATIONSHIPS WITH INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP was the Company's independent auditors for the fiscal year ended January 31, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions of shareholders.

         The Board of Directors selects, upon recommendation by the Audit Committee, the independent auditors for the Company. The Board has not yet selected the independent auditors for the current fiscal year. The Board, at its next meeting, expects to select Ernst & Young LLP as its independent auditors for the fiscal year ending January 31, 2003.

Audit Fees

         Ernst & Young LLP's fees for the audit of the Company's annual financial statements for the fiscal year ended January 31, 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year were approximately $118,000.

Financial Information Systems Design and Implementation Services

         Ernst & Young LLP provided no services related to financial information systems design and implementation services for the fiscal year ended January 31, 2002.

All Other Fees

         Ernst & Young LLP billed the Company a total of approximately $66,000 for services other than audit services rendered for the fiscal year ended January 31, 2002, none of which related to financial information systems design and implementation services.

         The Audit Committee has considered whether the provision of other services by Ernst & Young LLP is compatible with maintaining its independence.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposal of a shareholder intended to be presented at the Annual Meeting of Shareholders in 2003 must be received at the Company's principal executive offices no later than January 13, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

         A shareholder of the Company may wish to have a proposal presented at the 2003 Annual Meeting, but not to have such proposal included in the Company's proxy statement and form of proxy relating to that meeting. If notice of any such proposal is not received by the Company at the address appearing on the first page of this proxy statement by March 26, 2003, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                                    FORM 10-K

         The Company will provide without charge to each person solicited by this Proxy Statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K including financial statements and the schedules thereto. Such written requests should be directed to the Company at 9401 Blue Grass Road, Philadelphia, Pennsylvania 19114, Attention: Corporate Counsel.

                                   APPENDIX A

                                 DEB SHOPS, INC.
                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

         The principal purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to management's conduct of the Company's financial reporting process, and financial statements, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

         In discharging its oversight role, the Committee is empowered to address any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

         The Committee shall review and reassess this Charter at least annually. The Committee shall have this Charter published, in its then current form, at least every three years in accordance with, and to the extent required by, regulations promulgated by the Securities and Exchange Commission (the "Commission").

II.      MEMBERSHIP

         The Committee shall be comprised of no fewer than three members of the Board, one of whom shall be appointed as the Committee's chairperson. The Committee's composition and members shall meet the requirements of the rules of the National Association of Securities Dealers, Inc., through its Nasdaq Stock Market, Inc. ("Nasdaq") subsidiary. All of the members shall be directors who, except as may otherwise be permitted under the Nasdaq rules, have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, and who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee shall have accounting or related financial management expertise.

III.     KEY RESPONSIBILITIES

         The Committee is to serve in an oversight capacity and is not intended to be part of the Company's operational or managerial decision-making process. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing the financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as the Company's outside auditors, have more time, knowledge and detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any certification as to the outside auditors' work.

Consistent with the above, the Committee shall:

o Provide an open avenue of communication among management, appropriate company personnel, the outside auditors and the Board.

o Review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K) prior to their filing with the Commission (or prior to such distribution, if earlier) and, in connection therewith, review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as it may be modified or supplemented.

o Prior to the Company's filing of each quarterly report on Form 10-Q with the Commission, the Committee, either on its own or through its chairperson, shall review with the outside auditors the Company's interim financial statements to be included in such Form 10-Q and the matters required to be discussed by SAS No. 71, as it may be modified or supplemented.

o Discuss with management, appropriate company personnel and the outside auditors the quality and adequacy of the Company's internal accounting and financial controls.

o Receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company consistent with Independence Standards Board Standard No. 1.

o Discuss with the outside auditors any such disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

o Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

o Annually prepare a report to the Company's shareholders as required by Item 306 of Regulation S-K; and submit such report for inclusion in the Company's annual proxy statement.

o Maintain minutes of meetings of the Committee and periodically report to the Board on significant results of the foregoing activities.

o Perform any other activities consistent with this Charter, the Company's By-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

o The Committee shall recommend to the Board the retention or replacement of the outside auditors annually after completion of the annual audit.

         The outside auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders, and these shareholder representatives have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditors.

                                 DEB SHOPS, INC.
                         INCENTIVE STOCK OPTION PLAN AS
                              AMENDED AND RESTATED
                            EFFECTIVE JANUARY 1, 2002

I.       NAME AND PURPOSE
-------------------------

         A. Name. This Plan is an amendment and restatement of the Amended and Restated DEB Shops, Inc. 1995 Incentive Stock Option Plan and shall hereafter be referred to as the Deb Shops, Inc. Incentive Stock Option Plan, As Amended and Restated Effective January 1, 2002.

         B. Purpose. The purpose of the Plan is to provide favorable opportunities for certain, select key employees and non-employee directors of DEB Shops, Inc. (the "Corporation") to purchase shares of the Corporation's Common Stock, thereby encouraging them to acquire proprietary interests in the Corporation's Common Stock. Further, on account of the Plan, such key employees and non-employee directors should have an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of its shareholders. The availability and offering of stock options under the Plan supports and increases the Corporation's possibility to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Corporation depends. The Plan is also intended to permit grants of stock options that will constitute "performance-based compensation" as that term is used for purposes of Code Section 162(m), at the discretion of the Committee.

         C. Stock Options to be Granted. Options granted under this Plan are intended to be Incentive Stock Options within the meaning of Code Section 422(b) (as hereinafter defined); however, Nonqualified Stock Options (as hereinafter defined) may also be granted within the limitations of the Plan as described herein.

II.      DEFINITIONS
--------------------

         For Plan purposes, except where the context indicates otherwise, the following terms shall have the meanings set forth below:

         "Board" shall mean the Board of Directors of the Corporation.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Committee" shall mean the Stock Option Committee, or such other committee or committees of the Board (and the Board itself), that shall be designated by the Board to administer the Plan. The Committee shall be composed of three (3) or more persons as from time to time are appointed to serve by the Board. Only members of the Board shall serve on the Committee. To the extent that the Committee is empowered to grant options to Section 16 Officers or persons whose compensation might have limits on deductibility under Code Section 162(m), the Board may, at its discretion, appoint a separate committee consisting solely of three (3) or more Non-Employee Directors to administer the Plan with respect to those persons. Any such committee designated by the Board is referred to as the "Committee."

         "Common Stock" shall mean the Common Stock, $0.01 par value, of the Corporation.

         "Corporation" shall mean and include DEB Shops, Inc., a Pennsylvania corporation, and any parent or subsidiary of DEB Shops, Inc., as defined in Codess.425(e) and (f).

         "Covered Employee" means any person who is a "covered employee" for purposes of Code Section 162(m).

         "Incentive Stock Option" or "ISO" shall mean a stock option granted or exercised under the Plan that is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in Code ss.422.

         "Fair Market Value" shall mean the closing sale price of the Common Stock as quoted on the NASDAQ National Market system; provided, that if no sale of Common Stock has occurred on that day, the "Fair Market Value" shall mean the closing price as reported on the NASDAQ National Market for the next preceding day on which a sale occurred. During such time as the Common Stock is not listed in the NASDAQ National Market, "Fair Market Value" shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock, and if no "bid" and "asked" prices are quoted, "Fair Market Value" shall be determined by reference to such prices on the next preceding day on which such prices were quoted. In the event that the Common Stock is not listed in the NASDAQ National Market, and no closing "bid" and "asked" prices are available, "Fair Market Value" shall be established by the Committee acting in good faith.

         "Non-Employee Director" means a member of the Board who is a "non-employee director" as that term is defined in paragraph (b)(3) of Rule 16b-3 (as defined herein) and an "outside director" as that term is defined in Treasury Regulations Section 1.162-27, promulgated under the Code.

         "Nonqualified Stock Option" or "NQSO" shall mean a stock option other than an Incentive Stock Option (which may include an Option intended to be treated as an ISO but which does not meet the requirements of the Code to be so treated).

         "Optionee" shall mean any employee or non-employee member of the Board who has been granted one or more ISOs or NQSOs under the Plan.

         "Plan" means The Deb Shops, Inc. Incentive Stock Option Plan as Amended and Restated Effective January 1, 2002.

         "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

         "Tax Date" means the date as of which the exercise by any person of rights granted under the Plan is treated as giving rise to taxable compensation income.

         "Ten Percent Share Owner" shall mean an employee or non-employee director who owns more than ten percent (10%) of the Common Stock of the Corporation as such amount is calculated under Code ss.422(b)(6).

III.     ADMINISTRATION
-----------------------

         A. The Committee. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by the Board. Accordingly, the Committee shall have full power to grant ISOs and NQSOs to delegate administrative responsibilities and to perform all other acts it believes to be reasonable and proper.

         B. Discretion of the Committee. Subject to the provisions of the Plan, the determination of those eligible to receive ISOs and/or NQSOs, and the amount, type and timing of each ISO and NQSO and the terms and conditions of the respective Option Documents (as hereinafter defined) shall rest in the sole discretion of the Committee.

         C. Interpretation of the Plan. The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted ISO or NQSO, in the manner and to the extent it shall deem necessary to carry the Plan into effect.

         D. Decisions of the Committee. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive, unless otherwise determined by the Board.

         E. Exchange of Option. The Committee may, in its sole discretion, grant to an Optionee in exchange for surrender and cancellation of an outstanding ISO or NQSO, an ISO or NQSO (the "Replacement Option") providing for the purchase of not more than the number of shares of Common Stock so surrendered and canceled and having an exercise price equal to at least the Fair Market Value of the shares on the date of grant of the Replacement Option and containing such other terms and conditions as the Committee may prescribe.

IV.      SHARES SUBJECT TO THE PLAN
-----------------------------------

         The total number of shares of Common Stock available for grants of ISOs and/or NQSOs under the Plan shall be three million (3,000,000), subject to adjustment in accordance with Section VII of the Plan, which shares may be either authorized but unissued or reacquired shares of Common Stock. If an ISO or an NQSO or any portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such ISO or NQSO shall be available for future grant.

V.       ELIGIBILITY
--------------------

         Consistent with the Plan's purpose, ISOs and/or NQSOs may be granted to the Corporation's employees (including officers of the Corporation) who are performing or have been engaged to perform services of special importance to the management, operation or development of the Corporation and to any member of the Board; provided, however, that ISOs may only be granted to employees of the Corporation.

VI.      STOCK OPTION TERMS AND CONDITIONS
------------------------------------------

         All ISOs and NQSOs granted under the Plan shall be evidenced by written documents (the "Option Documents") in such form as the Committee shall from time to time approve. The Option Documents and each ISO and/or NQSO shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require that are not inconsistent with the terms of the Plan including, but not limited to, the following provisions:

         A. Price. Each Option Document shall state the price at which ISOs and/or NQSOs may be purchased (the "Option Price"). The Option Price per share for any Optionee shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant; provided, however, that the Option Price per share for an ISO granted to an Optionee who is a Ten Percent Share Owner shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant. The Option Price shall be subject to adjustment only as provided in Section VII below.

         B. Period of the Grant. Each Option Document shall state the period after which each ISO and/or NQSO expires, which periods shall not exceed ten
(10) years from the date of grant; provided, further, however, that an ISO that is granted to an Optionee who is a Ten Percent Share Owner shall expire no later than five (5) years from the date such ISO is granted.

         C. Time of Exercise. Each Option Document shall state the date on which each ISO and/or NQSO may be exercised, except that no ISO or NQSO may be exercised prior to the three hundred sixty-sixth (366th) day after such ISO or NQSO was granted. The Committee may establish installment exercise terms for an ISO or NQSO such that the option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the exercise of any ISO or NQSO, at its discretion.

         D. Exercise.

         (1) An ISO or NQSO, or any portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full price of the shares being acquired pursuant to such exercise. Until the shares of Common Stock subject to an ISO or NQSO are issued to an Optionee, he or she shall have none of the rights of a shareholder.

         (2) Unless the shares to be purchased under an ISO or NQSO are covered by a then current registration statement under the Securities Act of 1933, as amended ("Act"), each written notice of exercise shall contain the Optionee's acknowledgment in such form and substance satisfactory to the Corporation that:

             (i) such shares are being purchased for investment and not distribution or resale, (other than a distribution or resale which in the opinion of counsel satisfactory to the Corporation, may be made without violating the registration provisions of the Act); and

             (ii) the Optionee has been advised and understands that the shares purchased pursuant to such ISO or NQSO have not been registered under the Act, are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer, and that the Corporation is under no obligation to register the shares purchased pursuant to an ISO or NQSO under the Act or to take any action which would make available to the Optionee any exemption from such registration.

         E. Payment. The Option Price of an exercised ISO or NQSO, or portion thereof, may be paid:

            (1) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation;

            (2) at the discretion of the Committee, through the delivery of shares of Common Stock, with an aggregate Fair Market Value equal to the Option Price, provided such tendered shares have been owned by the Optionee for at least one (l) year prior to such exercise; or

            (3) by combination of both (1) and (2) above.

         In addition at the request of an Optionee and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Optionee, shall pay to the Corporation the Option Price of the ISOs and/or NQSOs being exercised, and the Corporation, pursuant to an irrevocable notice from the Optionee, shall promptly deliver the shares of Common Stock being purchased to such brokerage firm, or make such other arrangement for the payment of the Option Price as the Committee may deem appropriate, at its discretion, from time to time.

         F. Termination of Employment or Service. Except to the extent otherwise provided in an Option Document, in the event an Optionee ceases to be employed by the Corporation or ceases to serve as a member of the Board while he or she is holding one or more ISOs and/or NQSOs, each such ISO or NQSO held shall expire at the earlier of the expiration of the term of such ISO or NQSO or the following:

            (1) up to three (3) months after termination due to discharge without cause, retirement or death;

            (2) the date which is one (1) year after termination due to permanent and total disability within the meaning of Codess.22(e)(3), as determined by the Committee;

            (3) unless the Committee shall determine otherwise, if due to any other reasons, the date which is coincident with the date of termination.

Notwithstanding the foregoing, except to the extent specifically provided in the Option Document, any portion of an ISO or NQSO that is not exercisable as of the date that is immediately prior to the date of the Optionee's termination of employment or service, shall expire immediately as of the date of the Optionee's termination of employment or service and shall not thereafter be subject to exercise.

         G. Effect of Leaves of Absence. For the purposes of this section, it shall not be considered a termination of employment or service when an Optionee is placed by the Corporation on military leave, sick leave or such other type of leave of absence that is considered as continuing intact the Optionee's employment or service relationship; provided, however, for purposes of the Plan and the ISOs and NQSOs granted hereunder, in the case of such leave of absence, an employment relationship shall be deemed to continue until the later of the date when such leave equals ninety (90) days or the date when the Optionee's right to re-employment with the Corporation shall no longer be guaranteed either by statute or contract.

         H. Aggregate Fair Market Value Limitation. Each Option Document shall state the number of shares to which each ISO or NQSO pertains. With respect to ISOs, the aggregate Fair Market Value (determined at the time the ISO is granted) of shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (including all ISOs granted under the Plan and any other incentive stock option plan of the Corporation) shall not exceed one hundred thousand dollars ($100,000).

         I. Premature Disposition. The Option Documents shall provide that any Optionee who disposes of shares of Common Stock acquired on the exercise of an ISO by sale or exchange either within two (2) years after the date of the grant of the ISO under which the stock was acquired or within one (1) year after the acquisition of such shares, shall notify the Corporation of such disposition and of the amount realized upon such disposition.

         J. Other Provisions. The Option Documents shall contain such other provisions, including, without limitation, restrictions upon the exercise of the ISO or NQSO, as the Committee shall deem advisable or appropriate, and the Committee shall have the right to amend the Option Documents as the Committee shall determine is necessary or appropriate to effect the purposes of this Plan, subject to the consent of the Optionee where such amendment would cause an ISO to become a NQSO or would otherwise be unfavorable to the Optionee.

         K. Annual Grants. Notwithstanding anything contained herein to the contrary, no person shall receive Options during any one calendar year for more than 500,000 shares of Common Stock, subject to adjustment in accordance with
Section VII of the Plan.

VII.     ADJUSTMENTS
--------------------

         A. Share Adjustments.

            (1) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then, subject to the provisions of Paragraph C below, there shall be substituted for or added to each share of Common Stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to either an ISO or NQSO under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding ISOs and NQSOs shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

            (2) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in their sole discretion, determine that such change equitably requires an adjustment in any ISO or NQSO which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

            (3) The grant of an ISO or NQSO pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         B. Corporate Changes.

         Except as the Committee may otherwise provide in an Option Document in connection with the initial grant of an Option (or as may otherwise be agreed in writing by the Corporation and an Optionee subsequent to the initial grant of an Option):

            (1) A dissolution or liquidation of the Corporation shall cause each outstanding ISO or NQSO to terminate.

            (2) In the event of a merger or consolidation in which the Corporation is not the surviving corporation, each outstanding ISO and NQSO shall terminate.

         C. Fractional Shares. Fractional shares resulting from any adjustment pursuant to this Section VII may be settled as the Board or the Committee (as the case may be) shall determine.

         D. Binding Determination. To the extent that the foregoing adjustments relate to Common Stock or securities of the Corporation, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an ISO or NQSO which shall have been so adjusted.

         E. Reimbursement of the Corporation. Subject to the provisions of Paragraph F, the Corporation will require that an Optionee or any other person or entity receiving Common Stock upon exercise of an Option, as a condition of the exercise of such ISO or NQSO, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of such ISO or NQSO. In addition, the Corporation shall be entitled to take any other action or actions it deems to be necessary or appropriate in connection with its withholding obligations arising out of any ISO or NQSO pursuant to applicable federal, state, or local tax withholding rules or regulations.

         F. Payment by Optionee. An Optionee may, subject to the consent of the Committee, satisfy the withholding obligation described in Paragraph E, in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an ISO or NQSO) having a Fair Market Value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

            (1) it shall be irrevocable;

            (2) it shall be subject to disapproval by the Committee;

            (3) if the Optionee is an officer of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934 (an "Officer"), such election may not be made within six months of the grant of the Option (except that this restriction shall not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period);

            (4) if the Optionee is an Officer, such election must be made either at least six (6) months prior to the Tax Date or in the ten-day "window period" beginning on the third day following the release of the Corporation's quarterly or annual summary statement of revenues and earnings; and

            (5) where the Tax Date of an Officer is deferred up to six (6) months after the exercise of an Option, the full number of Option shares will be issued or transferred upon exercise, but shall be unconditionally obligated to tender back to the Corporation the proper number of shares of Common Stock on the Tax Date.

VIII.    LISTING AND REGISTRATION OF SHARES
-------------------------------------------

         A. Restriction on Exercise of Options. No ISO or NQSO granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such ISO or NQSO on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such ISO or NQSO or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

         B. Legend. If a registration statement under the Securities Act with respect to the shares issuable upon exercise of any ISO or NQSO granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such ISO or NQSO shall give the Committee a written statement, satisfactory in form and substance to the Committee, that such person is acquiring the shares for such person's own account for investment and not with a view to distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such ISO or NQSO the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Act or other applicable law:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ('ACT') AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."

IX.      AMENDMENT AND TERMINATION OF PLAN
------------------------------------------

         A. Amendment. The Board, without further approval of the shareholders, may at any time, and from time to time, suspend or terminate the Plan, in whole or in part, or amend if from time to time, in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, that would, without approval of the Corporation's shareholders within twelve months before or after such action in the manner required by state law:

            (1) materially increase the benefits accruing to an Optionee under the Plan;

            (2) except as is provided for in accordance with Section VII under the Plan, increase the maximum number of shares of Common Stock that may be issued under the Plan or that may be subject to Options granted to any individual employee during any one calendar year;

            (3) change the class of persons eligible to receive an ISO or otherwise materially modify the requirements as to eligibility for participation in the Plan;

            (4) reduce the minimum Option Price per share;

            (5) extend the period of granting ISOs; or

            (6) otherwise require the approval of shareholders in order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Securities Exchange Act of 1934 or in order for the Corporation to remain in compliance with any rule or regulation of any securities exchange on which the Corporation's equity securities are listed.

         B. Anti-Cutback. No amendment, suspension or termination of this Plan shall in any manner affect any ISO or NQSO heretofore granted under the Plan, without the consent of the Optionee or any person or entity validly claiming under or through the Optionee.

         C. Required Changes. The Board may amend the Plan, subject to the limitations cited above, in such manner that it deems necessary to permit the granting of ISOs meeting the requirements of future amendments or issued regulations, if any, to the Code.

X.       GOVERNMENT AND OTHER REGULATIONS
-----------------------------------------

         The obligation of the Corporation to issue, or transfer and deliver shares of Common Stock to Optionees pursuant to the exercise of ISOs or NQSOs granted under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval that shall then be in effect and required by governmental entities and the NASDAQ National Market and/or the stock exchanges, if any, on which the Corporation's Common Stock is traded.

XI.      MISCELLANEOUS PROVISIONS
---------------------------------

         A. No Right to Continued Employment or Service. No person shall have any claim or right to be granted an ISO or NQSO under the Plan, and neither the grant of an ISO nor an NQSO hereunder shall be construed as giving an Optionee the right to be retained in the employ of the Corporation. Further, the Corporation expressly reserves the right at any time to dismiss an Optionee who is an employee of the Corporation with or without cause, free from any liability, or any claim under the Plan, except as specifically provided under the Plan or in an ISO or NQSO granted prior to the termination of employment or service which right to exercise such ISO or NQSO, if any, shall be limited in accordance with the terms of the Plan and the applicable Option Documents.

         B. Non-Transferability. Except by will or the laws of descent and distribution, no right or interest in any ISO or NQSO shall be assignable or transferable, and no right or interest of any Optionee in any ISO or NQSO shall be liable for, or subject to, any obligation or liability of such Optionee.

         C. Plan Expenses. Any expenses of administering the Plan shall be borne by the Corporation.

         D. Use of Exercise Proceeds. The payment received from Optionees from the exercise of ISOs and NQSOs under the Plan shall be used for the general corporate purposes of the Corporation.

         E. Construction of Plan. The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration and effect of the Plan and its rules and regulations, any rights relating to the Plans shall be determined solely in accordance with he laws of the Commonwealth of Pennsylvania, when not otherwise governed by applicable federal law.

         F. Interpretation. As may be appropriate, pronouns used in the Plan shall be read and construed to refer to the masculine, feminine or neuter. Likewise, words in the singular shall be read and construed to refer to the plural.

         G. Indemnification. In addition to such rights of indemnification as they may have as members of the Board, or the Committee, and only to the extent that costs and expenses are not recovered under an insurance contract protecting them with respect to any legal action described in this Paragraph G, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action take or failure to act under or in connection with the Plan or any ISO granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of gross negligence, recklessness, fraudulent or criminal acts, willful misconduct or bad faith; provided that upon the institution of any such action, suit or proceeding, a Committee member shall, in writing, give the Corporation notice thereof and an opportunity, at its own expense, to handle and defend such action before such Committee member undertakes to handle and defend it on his/her own behalf.

XII.     TERM OF PLAN AND EFFECTIVE DATES
         --------------------------------

         The Plan, as amended and restated herein, is effective January 1, 2002, subject to the approval of the Plan within one year after such date by the shareholders in the manner required by state law.

         If the shareholders shall not approve this Plan (as amended and restated), the Plan shall remain in full force and effect as it was in effect prior to this amendment and restatement, and any and all actions taken under the Plan shall, to the extent inconsistent with the Plan, as it was in effect without regard to this amendment and restatement, be null and void or shall, if necessary, be deemed to have been fully rescinded.

         The Plan shall continue until it is terminated by the Board; provided, however, that no ISOs shall be as awarded under the Plan after December 31, 2011.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                DEB SHOPS, INC.

                                  May 30, 2002




               | Please Detach and Mail in the Envelope Provided |

        Please mark your
A /X/   votes as in this
        example.


                         AUTHORITY
                   FOR    WITHHELD                                                                          FOR   AGAINST   ABSTAIN
1. Election of                       Nominees: Barry H. Feinberg      2. Approve the Deb Shops, Inc.        / /     / /       / /
   Directors:     / /       / /                Barry H. Frank            Incentive Stock Option Plan As
                                               Ivan Inerfeld             Amended and Restated Effective
To withhold authority for any individual       Marvin Rounick            January 1, 2002.
nominee(s), check the box, and insert          Jack A. Rounick
the nominee(s) name(s) on the line below:      Warren Weiner          3. In their discretion, on such other business as may properly come before the Annual Meeting or any adjournment or
FOR ALL EXCEPT:                                                          postponement thereof.
/ /
------------------------------------------                               This Proxy when properly executed will be voted as
                                                                         specified above. If not otherwise specified, this Proxy
                                                                         will be voted FOR the election of the nominees of the Board of Directors named in Item 1 and for approval of the Deb
                                                                         Shops, Inc. Incentive Stock Option Plan As Amended and
                                                                         Restated Effective January 1, 2002.

                                                                      PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.


SIGNATURE                                    DATE                  SIGNATURE                                  DATE
         -----------------------------------     -----------------          ---------------------------------      ----------------
Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full title. If a corporation, sign in full corporate name by
      President or other authorized officer. If a partnership, sign in partnership name by authorized persons.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                DEB SHOPS, INC.

                  9401 Blue Grass Road, Philadelphia, PA 19114

   The undersigned hereby appoints Marvin Rounick and Warren Weiner, and each of them, proxies with full power of substitution to vote all the shares of Common Stock of Deb Shops, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 30, 2002, at 10 a.m., local time, and at any adjournment or postponement thereof, upon the following matters set forth in the notice of such meeting.


                        (To Be Signed on Reverse side.)